PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MAY 8, 1998


The information appearing under the caption "Selling Holders" located on page 20 of the Prospectus is amended by adding to the table included therein the following:

                                               Number of                   Number of
                                           Preferred Shares            Preferred Shares
        Name of Selling Holder            Beneficially Owned           That May Be Sold

Citizen Insurance of America........            70,000                      70,000
Hanover Insurance...................            70,000                      70,000


         The date of this Prospectus Supplement is June 5, 1998.